Exhibit B

POWER OF ATTORNEY

Know all by these presents that Eric M. Conklin does hereby make, constitute and appoint Anthony Merhige and David Thayer, or either one of them, as a true and lawful attorney-in-fact of the undersigned with full powers of substitution and revocation, for and in the name, place and stead of the undersigned (both in the undersigned’s individual capacity and as a manager or member of any limited liability company, as a partner of any partnership, as an officer of any corporate or other entity, or in the undersigned’s capacity in a position similar to the foregoing at any entity, in each case, for which the undersigned is otherwise authorized to sign), to execute and deliver such forms, schedules, statements and other documents as may be required to be filed from time to time with the Securities and Exchange Commission with respect to Sections 13(d), 13(g), 13(f), 13(h) and 16(a) of the Securities Exchange Act of 1934, as amended, including without limitation, Schedule 13D, Schedule 13G, Form 13F, Form 13H, Form 3, Form 4 and Form 5 and any amendments thereto.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned’s responsibilities to comply with such regulations.

This Power of Attorney shall be valid from the date hereof until the date revoked in writing by the undersigned.

/s/ Eric M. Conklin
Name: Eric M. Conklin

Date: March 28, 2018